Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169333, No. 333-169332, No. 333-161193 and No. 333-146562) of Perfect World Co., Ltd. of our report dated May 11, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China

May 11, 2012